Exhibit 10.1

   [CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS AGREEMENT HAVE
             BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

                                Letter of Intent

- Vasco Date Security ("Vasco") a BelgIan company with offices at Konongin Astridiaan 164, 1780 Wemmel, Brussels, BELGIUM

And

- nCryptone ("nCryptone"), a French company with offices at 150 rue Gallleni, 92641 Boulogne Cedex, FRANCE

And

- InCard ("InCard"), an American company with offices at 11601 Wilshire Boulevard, Suite 2150, Los Angeles, California 90025, USA

Hereinafter referred collectively to as "the Parties":

This letter of intent (LOI) formalises parties' interest in cooperating on the development and the marketing of the nCryptone/InCard DisplayCards in all form factors (OTP only, PIN-pad OTP only, multi-function OTP/Financial cards including magnetic stripe and smart cards or any combination thereof, RFID/OTP cards) hereafter collectively referred to as "DISPLAYCARD".

The LOI contains:

      1.    the mutual considerations underlying parties' interest;

      2. parties' mutual rights and Obligations during a trial- end development period which will run from the effective date until January, 31, 2006;

      3. Parties' intentions, at the time of signature and subject to contract, with regard to the terms or a long term agreement (hereinafter described as the "Agreement") In case at successful completion of the trial - and development period.

Only parties' mutual rights and obligations during the trial and .development period as set out in this Letter or Intent are binding as specified under section 1 b).

Whereas:

      o Vasco is the market leader for two-factor authentication products in the e-banking market segment with over 20 million Digipass OTP (one-time-password) products sold and delivered;

      o Vasco is continuously expanding its Digipass OTP product portfolio with new client devices;

      o Vasco is actively investigating the market potential for DISPLAYCARD in close co-operation with banking customers;

      o nCryptone, has an acknowledged experience since 1993 in the "Power Embedded ISO Card".

      o nCryptone/InCard has developed a family of financial transaction cards, OTP Cards and other cards with a similar form factor having an internal battery and other electronic components and manufacturing methods therefore

      o Vasco is confident that it can generate sales for hundreds of thousands of DISPLAYCARD products provided that:

            o nCryptone/InCard is capable of developing and producing the DISPLAYCARD in volume and within acceptable quality control standards,

            o The DISPLAYCARD can feature OATH and Digipass algorithms (on separate devices) in accordance with VASCO's technical and commercial requirements,

            o The DISPLAYCARD can operate as described in Annex 1 to this LOI ("Current Prices and Technical Specifications of the DISPLAYCARD"),

            o nCryptone/InCard can provide DISPLAYCARD devices at prices described in Annex 1.

      Section 1: During the trial and development period (from the effective datte until January 31st 2006):

a. nCryptone/InCard will:

      o Port VASCO's OTP algorithm to DISPLAYCARD Deliver to VASCO before CARTES show in Paris (November is-11th, 2005) between 50 and 100 DISPLAYCARDS Version 1.0.0.0. Those cards will carry a VASCO logo, support OATH application and be embossed with fictive CC number and name "Vasco-Demo".

      o     Supply 2000 cards Version 1.0.1.0.

      o     Supply technology specifications.

In return, VASCO shall pay a non-refundable sum of *** (in a one-time payment) to nCryptone. Payment will be done within 14 days after receiving the invoice from nCryptone.

b. Parties will be bound by the provision 10 to 16 of the following of section "'2" below (but by no other provisions):

      Section 2: During the trial and development period, Parties will make their best efforts to agree upon an Agreement with the following lines:

      1. Parties agree to co-operate in development, sales and marketing Of DISPLAYCARD. DISPLAYCARD will be sold to VASCO as an OEM product to be integrated in their "DIGIPASS" family.

      2. nCryptone/InCard will guarantee VASCO a "best price policy" period. VASCO will have *** better purchase conditions compared to other competitors or to. However, Vasco shall commit not to purchase DISPLAYCARD from another vendor than nCryptone/InCard during the best price policy period. If VASCO can find the same technology with the same specifications in the market *** less than the cost proposed by nCryptone/InCard, VASCO will be free to purchase it and therefore, nCryptone/InCard will be discharged from all of it's "best price policy" or commitments.

      3. Parties will issue mutual Press Release at CARTES show in Paris (November 15-17th, 2OO5) announcing the co-operation.

      4. If required to win potential major volume contracts, nCryptone/InCard is willing to disclose to VASCO hers "BOM - cost price" structure. If VASCO can achieve lower production cost price, parties will discuss in such a case different agreement that will allow potentially lower sales price and respect margin requirements of both parties.

      5. VASCO Intends to order the DISPLAYCARD In volumes of hundreds of thousands.

      6. Both parties will determine in the Agreement to be signed and/or will provide in the Agreement for a procedure to determine which banks nCryptone/InCard will continue to address directly In Asia, Europe, and USA.

***Confidential Treatment Requested

      7. nCryptone/InCard will supply hundreds of thousands of the DISPLAYCARD for OATH and Digipass algorithm in accordance with specifications listed in Appendix 1.

      8. Commercial co-operation based on the revenue sharing model (T8D) whereby VASCO will share in its revenue of product other than DISPLAYCARD (TBD).

      9. Availability of DISPLAYCARD in line with requirement and timing to be specified.

      10.   VASCO maintains full intellectual property on Digipass algorithm.

      11. All right, title and Interest in and to any intellectual property owned or controlled by nCryptone/InCard shall remain the sore and exclusive property of nCryptone/InCard.

      12. The Parties will investigate revenue sharing and pricing models (cost plus) and in the future when nCryptone/InCard receives large, quantity discounts from component vendors, savings will be shared between VASCO and nCryptone/InCard, ***

      13. Vasco is aware of the existence of an agreement between NCryptone/InCard and Visa. Vasco shall do nothing that would be a breach or that would cause nCryptone/InCard a breach of the provisions of the agreement with Visa as mentioned in Appendix two.

      14. nCryptone/InCard agrees that, with certain agreed upon exceptions to be identified and listed, direct sales efforts are to be coordinated through VASCO. This agreement allows for the maximization of total sales and total number of products/services available to the customers. Details shall be agreed before February, 1, 2006.

      15. Vasco is aware that InCard and nCryptone/InCard have already initiated discussions with clients in Asia, Europe, and USA.

      16. This LOI shall be governed by French Law. All disputes between the Parties with respect to the existence, validity, interpretation or termination of this Agreement or any of its clauses which the Parties are unable to settle amicably shall be referred exclusively to the Commercial Court of Nanterre, in which the Parties expressly vest jurisdiction, even in the case of more than one defendant Or a third-party action, whether in an emergency or as a precautionary measure and whether in summary proceedings or on ordinary request.

This LOI is valid until January 30th 2006. If the trial and development phase is successfully completed and Parties come to an agreement on the full terms of their long term agreement, such Agreement will become effective on February 12, 2006 and will automatically replace the present LOI. In case no agreement has been reached, both Parties will be discharged of their obligations under this LOI.

***Confidential Treatment Requested


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VASCO Data Security                 nCryptone                      InCard
    Jan VALCKE                     Cyril LALO                 Alan Finkelstein
 President & C.O.O.             Chairman & C.E.O.                  C.E.O

28th of October 2005          28th of October 200           28th of October 2005
/s/ Jan VALCKE                   /s/ Cyril LALO             /s/ Alan Finkelstein

ANNEX 1: CURRENT PRICES AND TECHNICAL SPECIFICATIONS OF THE DISPLACARD

1.    ***

2.    ***


*** Confidential Treatment Requested


         ANNEX 2: TERMS OF THE VISA AGREEMENT TO BE RESPECTED BY VASCO

VASCO respects and recognizes nCryptone/InCard's agreement with Visa. Thus, VASCO understands the need for certain exceptions whereby the DISPLAYCARD may be sold directly by nCryptone/InCard outside of the VASCO agreement.

The best price policy field includes DISPLAYCARD that also includes any financial companion card that is capable of mimicking and emulating an ISO compliant payment card (credit, debit, or gift) as long as it is not endorsed by or carry the logo of MasterCard, AMEX, JCB, Europay, Carte Blanche, Discover, and Diners.

Thus, VASCO agrees not to sell nCryptone/InCard's DISPLAYCARD for credit, debit, pre-paid, or gift and other powered cards issued by, but not limited to, Visa, MasterCard, AMEX, JCB, Europay, Carte Blanche, Discover, and Diners.